SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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First State Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST STATE FINANCIAL CORPORATION

22 S. Links Ave. Suite 100

Sarasota, FL 34236

Notice of Annual Meeting of Shareholders

To be held May 6, 2009

Dear Shareholders:

The Annual Meeting of Shareholders of First State Financial Corporation (the “Company”) will be held in Sarasota County, Florida, at the Longboat Key Club located at 301 Gulf of Mexico Drive, Longboat Key, FL 34228 at 2:00 p.m. EST, on Wednesday, May 6, 2009, for the following purposes:

1.	To elect as directors the seven nominees named in the attached proxy statement to serve until the Annual Meeting of Shareholders in 2010.

2.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on March 13, 2009 are entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.

All shareholders are cordially invited to attend the meeting in person. Those shareholders who plan to attend are requested to indicate by marking the appropriate space on the enclosed proxy card. Any shareholder attending the Annual Meeting may vote in person even though he or she has previously returned a proxy.

A form of proxy card and the Proxy Statement of the Company relating to the Annual Meeting of Shareholders are enclosed. Please complete, date, sign and return the enclosed proxy card promptly so that your shares can be voted, regardless of whether you expect to attend the meeting.

A copy of the Company’s 2008 Annual Report to shareholders is also enclosed.

By order of the Board of Directors,

John E. “Jed” Wilkinson
President and Chief Executive Officer
March 13, 2009
Sarasota, Florida

FIRST STATE FINANCIAL CORPORATION

Annual Meeting of Shareholders

to be held on May 6, 2009

PROXY STATEMENT

This Proxy Statement, which is first being mailed to shareholders on or about March 25, 2009, is furnished in connection with the solicitation of proxies by the Board of Directors of First State Financial Corporation (the “Company”) to be voted at the Annual Meeting of the Shareholders of the Company, which will be held at the Longboat Key Club located at 301 Gulf of Mexico Drive, Longboat Key, FL 34228 at 2:00 p.m. EST, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the President of the Company at or prior to the Annual Meeting or by executing and delivering another proxy dated as of a later date or by appearing in person at the Annual Meeting and voting in person. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on March 13, 2009 will be entitled to vote at the meeting on the basis of one vote for each share held. On March 13, 2009, there were 5,920,300 shares of common stock outstanding.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless you specify otherwise on the accompanying proxy, the shares represented by the proxy will be voted for the election of the listed nominees to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and qualified. If a quorum is present at the Annual Meeting, the plurality of the votes cast by the shares entitled to vote in the election of directors at the Annual Meeting is required to elect each nominee.

Nominees

Robert H. Beymer, age 80, is Chairman of the Board and a director of First Sentry Bank in Huntington, West Virginia. He has served on our Board of Directors since 2001. He served as President of the Company from 1999 to 2002, and President of the Company’s wholly-owned subsidiary, First State Bank (the “Bank”) from 2000 to 2002. He is the former President and Chief Executive Officer of St. Mary’s Bank in Franklin, Louisiana and First Guaranty Bank in Hammond, Louisiana.

Daniel P. Harrington, age 53, is President of HTV Industries, Inc. headquartered in Cleveland, Ohio. He serves as a director for Biopure Corp.*, Churchill Downs Inc., First Guaranty Bank* and Portec Rail Products, Inc.* He has served on our Board of Directors since 2000.

Marshall Reynolds, age 71, is Chairman and Chief Executive Officer of Champion Industries.* He serves as a director for Abigail Adams National Bancorp, Inc.*, First Guaranty Bank*, Portec Rail Products, Inc.*, and Premier Financial Bancorp, Inc.* He has served on our Board of Directors since 1999.

Neal W. Scaggs, age 73, is President of Bucane Inc., Southern Equipment, Auto Mechanic’s and Parts, Co. and Baisden Brothers, Inc. located in West Virginia and Florida. He serves as a director for Portec Rail Products, Inc.*, Premier Financial Bancorp, Inc.*, and Champion Industries*. He has served on our Board of Directors since 1999.

Robert L. Shell, age 64, is Chairman and Chief Executive Officer of Guyan International, a manufacturer of hydraulic pumps. He has served on our Board of Directors since 1999.

John E. “Jed” Wilkinson, age 61, is President and Chief Executive Officer of the Company and the Bank and has been a member of the Board of Directors since April 2007. He served as Executive Vice-President and Senior Retail Officer of the Bank from November 2002 until April 2007, at which time he was elected President and Chief Executive Officer of the Company and the Bank. Mr. Wilkinson served as Executive Vice-President and Chief Operating Officer with South Trust Bank from 1987 to 2002 as part of his 16 year tenure with them.

Thomas W. Wright, age 57, is President and Chief Executive Officer of NexQuest, an investment company. He serves as a director for Portec Rail Products, Inc.* and Premier Financial Bancorp, Inc.* He has served on our Board of Directors since 1999.

The Board of Directors recommends a vote “FOR” the election of all nominees.

*	Denotes publicly held companies.

BOARD GOVERNANCE

The Board of Directors and Committees

Our Board of Directors held seven meetings during 2008. Each director attended at least 75% of the board meetings and meetings of committees on which he serves and that were held while serving as a director during the year, except for Marshall Reynolds and Robert Shell, each of whom attended 71% and 57% of the meetings during 2008, respectively. Each director who served on a committee attended all of the committee meetings. During 2008, our Board of Directors had standing Audit, Compensation and Nominating Committees, however no meetings were held for the Nominating or Compensation Committee. During 2008 the Audit Committee of the Board of Directors held one meeting.

Our Board of Directors consists of seven members, six of whom are not officers of our Company (“Outside Director”) and one of whom is an officer of our Company (“Inside Director”), as our Chief Executive Officer serves as the CEO of our Company and its subsidiary and director of our Company. Our Board of Directors believes that our ratio of Outside Directors to Inside Directors represents a commitment to the independence of our board and a focus on matters of importance to our shareholders. Our board has determined that all six of the Outside Directors are “independent” as that term is defined under the listing standards of the National Association of Securities Dealers with no transactions, relationships or arrangements that would suggest otherwise.

(a)

Audit Committee. The Audit Committee consists of Messrs. Harrington, Scaggs and Wright. These persons are all independent, non-employee directors of the Company. The Board of Directors has determined that each member of the Audit Committee is financially literate and independent in accordance with the National Association of Securities Dealers listing standards. Pursuant to the provisions of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring companies to disclose whether or not at least one member of the audit committee is a “financial expert” as defined in such rules, and, if not, why. None of the current members of the Audit Committee meets the criteria set forth in such rules qualifying them as “financial expert,” which is basically limited to those who have prepared or audited comparable public company financial statements. While it might be possible to recruit a person who meets these qualifications, the board has determined that in order to fulfill all of the functions of the board and the Audit Committee, each member of the board and Audit Committee should meet all the criteria that has been established by the board for board membership, and it is not in the best interest of the Company to nominate as a director someone who does not have all the experience, attributes and qualifications we seek. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system and receives reports on activities of the internal auditing department. It recommends the independent registered certified public accounting firm to the Board of Directors, approves all services provided by the independent registered certified public accounting firm and related fees, and reviews the scope of the audits and the actual audits performed by both the independent registered certified public accounting firm and the internal auditors. It is responsible for ensuring that the audit findings are adequately addressed. The Audit Committee of the Board of Directors has delegated its authority, when deemed necessary to the Audit Committee of First State Bank, which consists of three independent directors, of which the chairman is considered a “financial expert” as defined by the SEC. The Chairman of the Audit Committee of First State Bank reports to the Audit Committee of the Board of Directors on a regular basis. The Audit Committee Charter is on our website at: www.firststatefl.com.

(b)	Compensation Committee. The Compensation Committee consists of Messrs. Reynolds, Scaggs and Wright. These persons are all independent, non-employee directors of the Company. The Compensation Committee was delegated the duties of establishing and administering an executive compensation program. Its activities include reviewing and approving the design of the program, setting performance goals, assessing executive performance and making grants of salary, bonuses and incentive compensation. The Compensation Committee also administers the 2004 Stock Plan. The Compensation Committee of the Board of Directors has delegated authority to the Compensation Committee of First State Bank, which consists of three independent directors, one being Messrs. Wright. The Compensation Committee of First State Bank has been delegated the authority to approve increases to base salaries and annual cash bonuses to all employees except for the Chief Executive Officer. The Chief Executive Officer’s compensation is determined by the Compensation Committee of the Board of Directors of our Company. Executive officers may provide their input regarding employee performance and considerations for compensation amounts and form to the Chief Executive Officer, and it is the Chief Executive Officer’s recommendation that is presented to the Compensation Committee for approval. Director compensation is determined by the Compensation Committee. When deemed appropriate recommendations and analysis completed by consultants will be taken into consideration in determining executive and director compensation.

(c)

Nominating Committee. The Nominating Committee consists of Messrs. Harrington, Scaggs and Wright. These persons are all independent, non-employee directors of the Company. The Nominating Committee conducts a process of identifying and evaluating board nominees when there are open positions on the Board of Directors. The Nominating Committee also considers candidates recommended by shareholders (see the caption “Shareholder Proposals for the 2010 Annual Meeting of Shareholders”). Director candidates recommended by shareholders should be in writing and delivered to the President and Chief Executive Officer of our Company at the principal executive offices of the Company at 22 South Links Avenue, Sarasota, FL 34236, no later than the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials to shareholders for the preceding year’s annual meeting of shareholders. All communications will be compiled by the President and Chief Executive Officer and submitted to the members of the board. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the Securities and Exchange Commission’s proxy rules. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates who are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, and who would be effective as a director in conjunction with the full board and collectively serving the long-term interests of the Company’s shareholders. In addition, candidates must be available for meetings and consultations on Company matters and be willing to assume broad, fiduciary responsibility. Qualified candidates for membership on our board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not. The Nominating Committee Charter is included on our website at www.firststatefl.com.

We do not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Shareholders, but we encourage our directors to attend and historically, most have done so. Five directors attended the 2008 Annual Meeting.

Shareholders wishing to obtain a copy of the Company’s board corporate governance guidelines may do so in writing addressed to the Corporate Secretary at the address of our principal office at 22 S. Links Ave., Sarasota, Florida, 34236.

Report of the Audit Committee

The following report of the Audit Committee is made pursuant to the rules of the Securities and Exchange Commission. The Audit Committee has met and held discussions with management and the independent registered certified public accounting firm. The Audit Committee has reviewed and discussed the audited financial statements with management. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered certified public accounting firm. The Audit Committee discussed with the independent registered certified public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee discussed with the Company’s internal audit staff and its independent registered certified public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal audit staff and its independent registered certified public accounting firm to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also approves all services provided by the independent registered certified public accounting firm and related fees.

The Audit Committee has received the written disclosures and the letter from the independent registered certified public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence as may be modified or supplemented, and has discussed with the independent registered certified public accounting firm the independent registered certified public accounting firm’s independence. The members of the Audit Committee are independent as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the year 2008, for filing with the Securities and Exchange Commission.

Audit Committee
Neal W. Scaggs, Chairman
Daniel P. Harrington
Thomas W. Wright

INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

2009 Executive Compensation Changes

The Executive Officers of the Company, including the Bank, are elected to their offices for one-year terms at the organization’s meeting of the Board of Directors each year. The term of any Executive Officer elected after such date expires at the same time as the terms of the Executive Officers elected at such date. The following sets forth information on our Executive Officers:

John E. “Jed” Wilkinson, age 61, is President and Chief Executive Officer of the Company and the Bank. He served as Executive Vice-President and Senior Retail Officer of the Bank from November 2002 until April of 2007, at which time he was appointed President and Chief Executive Officer of the Company and the Bank. Mr. Wilkinson served as Executive Vice-President and Chief Operating Officer with South Trust Bank from 1987 to 2002 as part of his 16 year tenure with them.

Paul Thatcher, age 60, is Executive Vice-President of the Bank and President of the Sarasota Division. Mr. Thatcher served as Senior Vice President/Commercial Lender of the Bank from August 2005 until October 2007, at which time he was appointed President - Sarasota County Division of the Bank. Prior to joining the Bank, Mr. Thatcher served as Executive Vice President and Senior Lender of Sarasota Bank from 1994 to 2003 and as Senior Vice President/Commercial Lending Team Leader for Colonial Bank, successor by merger, from 2003 to 2005.

David Ruppel, age 55, is Executive Vice-President of the Bank and President - Pinellas County Division. Mr. Ruppel came from Florida Banks of Pinellas where he served as President and Chief Executive Officer from 2000 to 2005. Mr. Ruppel joined the Bank in June 2005.

The Board of Directors of First State Bank, which includes the Compensation Committee, has determined that the Executive Officers’ base salaries will remain the same for 2009 as compared to their 2008 levels.

Annual Incentive Compensation

Annual incentive compensation was not awarded by the Compensation Committee for 2008 as we did not meet our budget net income target for the year.

Potential Payments upon a Satisfactory Sale or Merger of the Bank

During 2008 the Compensation Committee approved that, upon a satisfactory/successful sale of the Bank, Messrs. Ruppel and Thatcher would be paid one year salary and Mr. Wilkinson would be paid two years salary. Estimated payouts during 2009 assuming such a transaction are as follows:

Name	Estimated 2009 Payout
John E. “Jed” Wilkinson	$454,000
David Ruppel	$178,000
Paul Thatcher	$140,000

Summary Compensation Table

The following table shows the compensation paid by the Company to its three highest compensated executive officers for 2008 and 2007.

Name and Principal Position	Year	Salary ($)		Option Awards ($)			All Other Compensation ($)			Total ($)

John E. “Jed” Wilkinson, President and CEO of the Company and the Bank	2008 2007	$ $	227,000 194,453	$ $	13,727 10,205	(4)	$ $	18,190 29,906	(1,3,5)	$ $	258,917 234,564

David Ruppel, President Pinellas Division of the Bank	2008 2007	$ $	178,000 165,344	$ $	18,234 13,959	(4)	$ $	34,136 19,107	(2,3,6)	$ $	230,370 198,410

Paul Thatcher, President Sarasota Division of the Bank	2008 2007	$ $	140,000 100,729		$3,827 —	(4)	$ $	86,268 12,050	(2,3,7)	$ $	230,095 112,779

(1)	Represents amounts paid by the Company to Mr. Wilkinson for director fees of $1,400 and First State Bank director and committee fees of $10,050.
(2)	Includes automobile allowances of $9,600.
(3)	The Bank has adopted a plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code in which after one year of employment, all employees of the Bank are eligible to participate. The Bank, in its discretion, matched 25% of any amounts deferred by employees.
(4)	The fair value of the options granted in the first quarter of 2008 to Mr. Wilkinson was estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: Risk-free interest rate: 2.99%, Expected term: 6.5 years, Expected stock price volatility: 37.00% and Dividend yield: 4.57%. The fair value of the options granted in the first quarter of 2008 to Mr. Ruppel and Mr. Thatcher was estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions: Risk-free interest rate: 3.45%, Expected term: 6.5 years, Expected stock price volatility: 36.90% and Dividend yield: 4.03%.
(5)	Includes personal use of Company furnished automobile valued at $1,615 for 2008.
(6)	Includes commissions of $21,012 and employee referrals of $600.
(7)	Includes commissions of $73,000 and employee referrals of $100.

Option Awards

The fair value of stock options is estimated using the Black-Scholes option pricing model. The fair value of options granted in February of 2008 was $2.25 per option and the fair value of options granted in March of 2008 was $1.76. The fair value of the option awards outstanding for each named executive is recognized 20% per year over the five year vesting period.

Pursuant to the Company’s 2004 Stock Plan, we may grant options up to 500,000 shares to our officers, directors and employees.

During 2008, options to acquire 71,250 shares of common stock were awarded under the 2004 Plan. The exercise price of the stock options granted is equal to the closing price of our stock on the date of grant. As a long-term incentive, the stock options vest over a five year period.

Stock options earned during 2007 and awarded during 2008 were as follows: 12,500 stock options were granted to our Chief Executive Officer, 10,000 stock options were granted to David Ruppel, the President Pinellas Division, and 10,000 stock options were granted to Paul Thatcher, the President Sarasota Division.

At December 31, 2008, there were 254,775 options available for future grants under the 2004 Stock Plan.

Equity Compensation Plan Information at December 31, 2008

The following table provides information about options outstanding as of December 31, 2008 and options available to be granted in future years.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	166,590	$11.17	254,775
Equity compensation plans not approved by security holders	—	—	—

Total	166,590	$11.17	254,775

Outstanding Equity Awards

at December 31, 2008

Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

John E. “Jed” Wilkinson	10,800	7,200	$11.75	April 1, 2015
	300	1,200	$16.95	February 23, 2017
	—	12,500	$7.00	March 13, 2018

David Ruppel	600	2,400	$16.95	February 23, 2017
	7,200	10,800	$15.50	February 14, 2016
	—	10,000	$7.95	February 20, 2018

Paul Thatcher	—	10,000	$7.95	February 20, 2018

Our 2004 Stock Plan provides for the grants of Incentive Stock Options to directors and employees. Options are granted by the Compensation Committee of the Board of Directors. Under the Plan, options vest 20% per year over the five year vesting period and options expire ten years after the grant date.

Director Compensation

Our directors are paid fees for attendance of board and committee meetings. During the first nine months of 2008, directors were paid $350 for each board meeting, with the Chairman of the Board receiving $425, and $250 for each committee meeting. During the last three months of 2008, the Board of Directors of the Company suspended board fees.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	All Other Compensation	Total ($)
Robert H. Beymer	$1,400	—	$1,400
Daniel P. Harrington	$1,050	—	$1,050
Marshall Reynolds (1)	$2,100	—	$2,100
Neal W. Scaggs	$1,700	—	$1,700
Robert L. Shell, Jr.	$1,050	—	$1,050
John E. “Jed” Wilkinson (2)	$11,450	—	$11,450
Thomas W. Wright (3)	$9,175	—	$9,175

(1)	Includes fees paid for the attendance at board meetings for the Company ($700) and First State Bank ($1,400).
(2)	Mr. Wilkinson is the Chief Executive Officer and director of the Company and the Bank. Compensation and awards received as Chief Executive Officer are not included on this table. Includes fees paid for the attendance at board and committee meetings for First State Financial Corporation ($1,400) and First State Bank ($10,050).
(3)	Includes fees paid for the attendance at board, Audit Committee and Compensation Committee meetings for the Company ($1,400) and First State Bank ($7,775).

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common shares as of December 31, 2008 by: (a) each director and named executive officer of the Company; (b) all directors and named executive officers as a group; and (c) any other shareholder known by us to beneficially own 5% or more of our common shares.

	Amount and Nature of Beneficial Ownership		Percentage of Total (1)
Directors:
Robert H. Beymer	123,254	(2)	2.07%
Daniel P. Harrington	312,178	(3)	5.24%
Marshall Reynolds	429,900		7.22%
Neal W. Scaggs	187,125		3.14%
Robert L. Shell, Jr.	117,689		1.98%
John E. “Jed” Wilkinson	46,639	(4)	0.78%
Thomas W. Wright	450,413		7.57%

Named Executive Officers who are not Directors:
David Ruppel	53,682	(5)	0.90%
Paul Thatcher	3,225	(6)	0.05%

Directors and Executive Officers as a Group	1,724,105		28.95%

Note:	Fractional shares have been rounded to the nearest whole share.
(1)	Based upon 5,920,300 shares outstanding as of December 31, 2008 and, for each such person named above, includes any shares of common stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options.
(2)	Includes 75,138 shares owned by Mr. Beymer’s spouse as to which shares he disclaims beneficial ownership.
(3)	Includes shares held by two companies and a family trust. Mr. Harrington disclaims beneficial ownership of 286,343 shares held by one company.
(4)	Includes 19,778 shares owned in Mr. Wilkinson’s IRA. Includes exercisable options to acquire 17,500 shares and 9,361 shares held in Company 401(k).
(5)	Includes 15,000 shares owned by Mr. Ruppel and 13,050 shares by Mr. Ruppel’s IRA. Includes 400 shares owned as custodian of children’s trusts. Includes 4,732 shares held by Company 401(k). Includes exercisable options to acquire 14,000 shares and 1,500 shares owned by an irrevocable trust to which Mr. Ruppel is the trustee and he disclaims beneficial ownership. Also includes 5,000 shares owned by a family member’s trust, of which Mr. Ruppel is the sole investment officer, however he disclaims beneficial ownership.
(6)	Includes 178 shares owned by Mr. Thatcher’s spouse as to which shares he disclaims beneficial ownership. Includes exercisable options to acquire 2,000 shares and 1,047 shares held in Company 401(k).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2008 were made on a timely basis, except for 2,500 shares purchased by Mr. Shell’s spouse, for which he disclaims beneficial ownership.

SELECTION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The following is a summary of the fees billed to the Company by Crowe Horwath LLP, for professional services rendered for the years ended December 31, 2008 and 2007:

	2008	2007
Audit fees	$173,600	$113,000
Audit-related fees	—	87,500
Tax fees	10,000	10,000
All other fees	—	3,000

Total	$183,600	$213,500

Audit fees consist of fees billed for services rendered for the annual audit of our consolidated financial statements, the review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under the caption “Audit Fees.” Of the amount included for 2007, $87,500 was for the attestation on internal controls related to the Sarbanes Oxley Act of 2002.

Tax fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning.

All other fees consist of fees billed for products and services other than fees as reported in the above three categories.

The Board anticipates that a representative of Crowe Horwath LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from the shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2008. Some of our directors are directors, officers, trustees or principal security holders of corporations or other organizations that also were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2008. Except for loan and deposit business conducted through our subsidiary Bank, we had no transactions with any of our directors, executive officers or any other related persons or interests in excess of $120,000.

All outstanding loans with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unrelated persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. All loans with our directors, officers and principal shareholders are reviewed and approved by our Board of Directors. We expect that we and the Bank will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer and principal financial officer. The Code of Ethics is available without charge upon request by contacting our Corporate Secretary in writing at First State Financial Corporation, 22 S. Links Ave., Suite 100, Sarasota, Florida, 34236 or by visiting our Investor Relations page of our website, at www.firststatefl.com.

SHAREHOLDER COMMUNICATION WITH THE BOARD of DIRECTORS

Shareholder Proposals for the 2010 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 1, 2009. To ensure prompt receipt by us, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with the bylaws. Proposals must be delivered to the secretary of the

Company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

Other Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the board, or to the particular director, and delivering it to our Corporate Secretary at the address of our principal office at 22 S. Links Ave., Sarasota, Florida, 34236. The recipient will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Appendix A

AUDIT COMMITTEE CHARTER

FIRST STATE FINANCIAL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

As approved at the February 18, 2009 meeting of the Audit Committee and Board of Directors

I. Committee Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors of First State Financial Corporation (“the Company”), each of whom shall be independent directors as determined in accordance with the Rules of the NASDAQ Stock Market. All members of the Committee shall have an understanding of fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise. When possible, Committee members shall be evenly elected from the various subsidiary banks. The members of the Committee shall be appointed by the Company’s Chairman and shall hold office until they resign or are removed, or until their respective Successors shall be duly appointed. The Company’s Chairman may also select a chairperson and a Secretary. Unless the Company’s Chairman appoints a Chairperson and a Secretary, the members of the Committee may designate these positions by a majority vote of the full Committee membership.

II. Meetings

The Committee shall meet at least twice each year, and at such additional times, if any, as the Committee may deem advisable. Members of the Committee may participate in meetings either in person or by means of telephone conference. The Chairperson shall be responsible for setting meeting dates and time, agenda, maintaining order (chairing the meeting) and reporting to the Company’s full Board of Directors. In addition, the internal auditor shall also have the authority to call for a meeting of the Committee. The Secretary shall be responsible for taking the minutes, maintaining an ongoing minute book, and distributing copies of the minutes to the Company’s directors.

III. Training and Resources

The Committee shall be provided adequate resources to discharge their responsibilities, including requests for training. The Company’s internal auditor shall be given unrestricted access to the Committee. In addition, the Committee shall have unrestricted authority to engage independent counsel and other advisors when it deems such action to be appropriate, the fees and expenses of whom to be paid by the Company.

IV. Responsibilities

The responsibilities of the Audit Committee shall be to:

A. Review this Charter at least annually and recommend any changes to the Board.

B. Review and discuss the audited financial statements with management.

C. Make a recommendation to the Board as to whether the audited financial statements reviewed by the Committee should be included in the Company’s Annual Report on Form 10-K or Form 10-KSB to be filed with the Securities Exchange Commission with respect to the fiscal year for which the audited financial statements were prepared.

D. Review the written disclosures and the letter from the independent accountants required by the Public Company Accounting Oversight Board, as modified or supplemented and take, or recommend that the Board take, any action the Committee deems appropriate to oversee the independence of the outside auditors.

E. Discuss with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

F. Review any disagreement among management and the independent accountants concerning accounting principles or practices, financial statement disclosures, or auditing scope or procedure, in connection with the preparation of the financial statements.

G. Approve the appointment, compensation and oversight of the work of the independent accountants for the purpose of preparing or issuing an audit report or related work, and such independent accountants shall report directly to the Committee. The Committee also shall evaluate the performance of the independent accountants; approve any proposed discharge of the independent accountants, where appropriate; and approve the selection of any successor independent accountants.

H. Review and approve the annual audit plan submitted by the Company’s internal auditor.

Also, review the results of the audits performed as scheduled by the audit plan at least twice each year, and include such review in the formal minutes.

I. Review periodic regulatory examination reports and other audit reports of the Company.

J. Preapprove all auditing services (which may entail providing comfort letters in connection with Securities underwritings) and non-audit services, other than as provided by the Sarbanes-Oxley Act of 2002, provided to the Company by its independent accountants. The Committee may delegate to one or more designated members who are independent directors of the Board, the authority to grant preapprovals required by this paragraph. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this paragraph shall be presented to the full Committee at each of its scheduled meetings.

K. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) a confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

ANNUAL MEETING OF SHAREHOLDERS OF

FIRST STATE FINANCIAL CORPORATION

May 6, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

http://www.amstock.com/ProxyServices/ViewMaterials.asp

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

òPlease detach along perforated line and mail in the envelope provided.ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		To change the address on your account, please check the box at the right and indicate your new address in the address space below. please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
☐ For all nominees	Robert H. Beymer Daniel P. Harrington Marshall Reynolds
☐ Withhold authority for all nominees	Neal W. Scaggs

Robert L. Shell, Jr.

	John E. Wilkinson	☐ I plan to attend the annual meeting.

☐ For all except (see instructions below)	Thomas W. Wright

INSTRUCTION: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of shareholder                          Date              Signature of shareholder                          Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIRST STATE FINANCIAL CORPORATION

22 S. Links Ave.

Sarasota, FL 34236

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Neal W. Scaggs and Thomas W. Wright as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of First State Financial Corporation held of record by the undersigned on March 13, 2009, at the Annual Meeting of Shareholders to be held at the Longboat Key Club located at 301 Gulf of Mexico Drive, Longboat Key, Florida, 34228, on May 6, 2009, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)